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                                                                    Exhibit 10.2

            SECOND AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT

     This Second Amendment to Amended and Restated Lease Agreement (the "Second Amendment"), made and dated this 14th day of March, 2005, is by and between COUSINS PROPERTIES INCORPORATED, a Georgia corporation (the "Landlord"), and INDUS INTERNATIONAL, INC., a Delaware corporation (the "Tenant").

                                    RECITALS:

     WHEREAS, Landlord and Tenant entered into that certain Amended and Restated Lease Agreement dated August 1, 2000 (the "Lease") for that certain office space consisting of 107,200 square feet of Rentable Floor Area, located at 3301 Windy Ridge Parkway, Atlanta, Georgia 30339, as more particularly described in the Lease (the "Demised Premises"), for a Lease Term expiring at midnight on March 31, 2012;

     WHEREAS, the Lease was amended by First Amendment to Amended and Restated Lease Agreement dated September 28, 2004 (the "First Amendment"), whereby Landlord and Tenant set forth their understanding regarding the Declaration of Easements and extended the time within which Tenant may utilize the Construction Allowance from December 31, 2004 to December 31, 2005;

     WHEREAS, Tenant wishes to further extend the time within which Tenant may utilize the Construction Allowance and Landlord is willing to grant such extension; and

                                   AGREEMENT:

     NOW THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby stipulate and agree as follows:

     1. Paragraph 6 of the First Amendment is hereby deleted entirely and the following shall be substituted in lieu thereof:

          "If the Construction Allowance is not fully expended by Tenant by December 31, 2006 for the payment of costs incurred for Tenant's Work or to design Tenant's Plans or, to the extent permitted by Special Stipulation 6, for cabling costs and moving expenses, any remaining unused amount of the Construction Allowance shall be retained by Landlord and Tenant shall have no further rights, whatsoever, with respect thereto. On or before March 1, 2007, Tenant shall submit to Landlord, in writing, all requests for disbursements of the Construction Allowance. If the aggregate amount of disbursements requested by Tenant, in written requests submitted to Landlord on or before March 1, 2007 (the "Aggregate Request"), is less than the Construction Allowance, then the portion of the Construction Allowance equal to the amount by which the Construction Allowance exceeds the Aggregate Request shall be retained by Landlord and Tenant shall have no further rights, whatsoever, with respect thereto."

     Except as modified herein, all other terms and conditions of the Lease, as the same may have been previously modified from time to time, between the parties above described, shall continue in full force and effect.

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     All capitalized terms used herein, and not otherwise defined herein, shall have the meanings ascribed to them in the Lease.

     IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date and year first above written.

LANDLORD:

COUSINS PROPERTIES INCORPORATED,
a Georgia corporation


By: /s/ Jack A. LaHue
    ---------------------------------
    Jack A. LaHue                       (print or type name)
Its: Senior Vice President

            [Corporate Seal]


TENANT:

INDUS INTERNATIONAL, INC.,
a Delaware corporation


By: /s/ Tom Williams
    ---------------------------------
    Tom Williams                        (print or type name)
Its: EVP & CFO

            [Corporate Seal]

                               [end of signatures]


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